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                                                                       EXHIBIT 4
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October 16, 1998

PRIVATE AND CONFIDENTIAL
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Franco-Nevada Mining Corporation Limited
20 Eglinton Avenue West
Toronto, Ontario
M4R 1K8

Dear Sirs:

RE: PURCHASE BY FRANCO-NEVADA MINING CORPORATION LIMITED ("FRANCO-NEVADA") OF VBN SHARES OF INCO LIMITED ("INCO") FROM CERTAIN VENDORS

          First Marathon Securities Limited ("FMSL") is acting as Franco-Nevada's agent with respect to the purchase by Franco-Nevada from certain vendors of an aggregate of 6,576,173 VBN Shares of Inco (collectively, the "Shares"). The purchase of the Shares will occur pursuant to the terms of one or more private agreements made between Franco-Nevada and such vendors.

          This letter will confirm that, in consideration of the services provided by FMSL to Franco-Nevada is acting as its agent in respect of the subject transaction and in facilitating this transaction, Franco-Nevada will pay to FMSL, concurrent with the closing of the purchase of the Shares, a commission equal to $0.05 (Cdn.) per Share purchased.

          Please acknowledge Franco-Nevada's concurrence with the foregoing by executing this letter where indicated and returning it to the undersigned at your earliest convenience whereupon this letter shall evidence the agreement between us with respect to these matters.

          This letter may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall constitute on and the same instrument.

Yours very truly,

FIRST MARATHON SECURITIES LIMITED

Per:  /s/ G.F. Kym Anthony
      -------------------------------
       G.F. Kym Anthony
       Chief Operating Officer

AGREED AND ACCEPTED as of the   16th   day of October, 1998.
                              --------

FRANCO-NEVADA MINING CORPORATION LIMITED

Per:  /s/ Seymour Schulich
      ------------------
      Authorized Signing Officer